Exhibit 99.1

Sunrise Telecom Obtains Nasdaq Listing Hearing, Narrows Q4 Sales Guidance, Schedules Webcast Investor Update

SAN JOSE, Calif., December 2, 2005 /PRNewswire-FirstCall/ -- Sunrise Telecom® Incorporated (NASDAQ: SRTI- News), announced today that it has requested and obtained a hearing before a Listing Qualifications Panel of The Nasdaq Stock Market to consider the continued listing of the Company's securities. Pending the outcome of the hearing and a determination by the panel, the Company's stock will remain listed on The Nasdaq Stock Market. The Hearing is scheduled for December 15, 2005.

The Company also announced that it expects fourth quarter sales to be in the range of $19M to $21M.

In addition, the Company announced that it will be hosting an Investor Meeting at its headquarters in San Jose, California, on Tuesday, December 6, beginning at 2:00 PM PST. During the meeting, Sunrise Telecom COO, Paul Marshall will discuss the Company's product lines, strategy and marketplace and provide a business update and review of recent achievements on product and customer fronts. A simultaneous webcast of the event will be available for listening only at the Investor Relations section of the Sunrise Telecom website at www. Sunrisetelecom.com, by clicking on Company then Investors/Governance. An online playback of the webcast will be available on the company's website for at least 90 days following the call.

About Sunrise Telecom Incorporated

Sunrise Telecom develops and manufactures communications test and measurement solutions that enable service providers to deliver high-quality voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively, thus improving their customers' overall satisfaction. The company offers a robust portfolio of feature-rich, easy-to- use products that pre-qualify, verify, and diagnose telecommunications, cable TV, and Internet networks from a variety of access points including wireline, DSL, optical fiber, coaxial cable, and signaling networks. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a network of sales representatives and distributors throughout Asia, Europe, the Middle East, Africa, North America, and Latin America. For more information, visit www. Sunrisetelecom.com.

NOTE: Sunrise Telecom is a registered trademark of Sunrise Telecom Incorporated.

Forward-Looking Statements

This press release contains forward-looking statements, including sales estimates for the fourth quarter of 2005, within the meaning of Section 21 E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to safe harbor provisions and are subject to risks and uncertainties that could cause actual results to differ materially from these expectations. Specific factors that may cause results to differ from expectations include the following: unanticipated delays in product delivery schedules; increased competitive pressures; rapid technological change within the telecommunications industry; Sunrise Telecom's dependence on a limited number of major customers; Sunrise Telecom's dependence on limited source suppliers; deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom's lengthy sales cycle; unanticipated difficulties associated with international operations; deferred sales resulting from the application of revenue recognition requirements; the loss of key personnel; and unexpected adjustments to preliminary accounting figures. These risks and uncertainties are described in more detail in Sunrise Telecom's reports filed with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the year ended December 31, 2004 and its Form 10-Q for the quarter ended June 30, 2005. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

Contact:
Kate Sidorovich
Investor Relations
415-445-3236
ksidorovich@sunrisetelecom.com